UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 7, 2010, Wells Real Estate Investment Trust II, Inc. (the “Registrant”), through its operating partnership, Wells Operating Partnership II, L.P. (the “Borrower”), entered into a $500.0 million unsecured revolving financing facility (the “Facility”) with JPMorgan Chase Bank, N.A., as agent (the “Agent”) for itself and the lenders which are or may become party to the Facility (collectively, the “Lender”) that was scheduled to mature on May 7, 2013. On July 8, 2011, the Registrant, through the Borrower, entered into Amendment No. 1 to Credit Agreement (the “Amendment”) with the Lender to, among other things, (i) extend the maturity date of the Facility to May 7, 2015, (ii) enable the Borrower to increase the Facility amount by an aggregate of up to $150 million to a total Facility amount not to exceed $650 million on two occasions on or before December 7, 2014 and with the reasonable approval of the Agent provided that existing Lenders or new lenders agree to provide the additional commitments, and (iii) reduce the interest rate under the Facility and the facility fee as described below. Except as noted above and described below, the terms of the Facility remain materially unchanged by the Amendment.
As amended, the Facility provides for interest costs to be incurred based on, at the option of the Borrower, the London Interbank Offered Rate (“LIBOR”) for one, two, three or six month periods, plus an applicable margin ranging from 1.25% to 2.05% (the “LIBOR Rate”) or at the Alternate Base Rate, plus an applicable margin ranging from 0.25% to 1.05% (the “Base Rate”). The Alternate Base Rate for any day is the greatest of the rate of interest publically announced by the Agent as its prime rate in effect in its principal office in New York City for such day, the federal funds rate for such day plus 0.50%, and the one-month LIBOR Rate for such day plus 1.00%. The margin component of the LIBOR Rate and the Base Rate is based on the Borrower's Applicable Credit Rating (as defined in the Facility agreement). Additionally, the Borrower must pay a per annum facility fee on the aggregate revolving commitment (used or unused) ranging from 0.25% to 0.45% based on the Borrower's Applicable Credit Rating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 14, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President